UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 25, 2022, the Company’s Board, including its audit committee members concluded that the previously issued financial statements for the quarters ended June 30, 2021 and September 30, 2021, which were filed with the Securities and Exchange Commission (“SEC”) on August 20, 2021 (as amended on Form S-4/A) and November 23, 2021 respectively, should no longer be relied upon because of an accounting error in such financial statements relating to the accounting of derivative liability of certain warrants has occurred and a restatement should be undertaken.

During its review of the Company’s financials for the year ended December 31, 2021, the Board determined that Company’s accounting treatment of the 121,162,817 investor warrants (“TO3 Warrants”) issued in connection with the subscription of Offer Units in rights issue carried out in June 2021 should be reconsidered. At the time of issuance of the TO3 Warrants, only one Black-Scholes model was used.

Based upon the above information, the Company’s management subsequently determined that the Company had miscalculated (i) the accounting for the fair value of the derivative liability of the TO3 Warrants, (ii) the allocation of offering costs and (iii) the reclassification of fair market value of the exercised TO3 Warrants from derivative liabilities to additional paid in capital.

After the issuance of the Company's September 30, 2021, financial statements on November 23, 2021, management corrected its valuation method to incorporate additional Black-Scholes models under different market conditions resulting in a probability weighted value of the TO3 Warrants as of June 24, 2021, of $2,000, and a probability weighted value of the TO3 Warrants as of June 30, 2021, of $2,100. Consequently, warrants exercised on September 13, 2021, were re-valued at $206, and finance costs of $393 were allocated to the Company’s Consolidated Statement of Operations and Comprehensive Loss (all dollar amounts in this Form 8-K are stated in $1,000’s).

The Company’s Board determined that it is appropriate to restate its unaudited balance sheet as of June 30, 2021, and September 30, 3021, and statements of operations for the three and six months ended June 30, 2021 and three months and nine months ended September 30, 2021, as soon as practicable.

After re-evaluation, the Company’s management has concluded that considering the errors described above, this represents an additional material weakness in the Company’s internal control over financial reporting during the quarterly periods ended June 30, 2021, and September 30, 2021. To address this material weakness, management plans to continue to devote, significant effort and resources to the remediation and improvement of Company’s internal control over financial reporting. While the Company has processes to identify and appropriately apply applicable accounting requirements, the management plans to enhance these processes to better evaluate its research and understanding of the nuances of the complex accounting standards that apply to its financial statements. The Company plans to include providing enhanced access to accounting literature, research materials and documents and increased communication among its personnel and third-party professionals with whom it consults regarding complex accounting applications.

The Company’s Chief Financial Officer has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with Marcum LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Jens Erik Knudsen
Jens Erik Knudsen Chief Financial Officer

Dated: March 31, 2022

2